Exhibit 10.9

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THIS NOTE AND SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUERS OF THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUERS TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (‘‘OID’’) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE ‘‘CODE’’), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDER MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THE NOTE BY CONTACTING [●] AT THE ADMINISTRATIVE BORROWER (AS DEFINED BELOW).

VISITIQ CORP.

ORIGINAL ISSUE DISCOUNT SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

Original Principal Amount: $[●]	Original Issue Date: [●], 2025

Purchase Price: $[●]

FOR VALUE RECEIVED, VISITIQ CORP., a Nevada corporation (the “Borrower”), hereby promise to pay, to the order of ARENA SPECIAL OPPORTUNITIES PARTNERS II, LP, a Delaware limited partnership, or its registered assigns (the “Holder”), the principal sum of [●] ($[●]), together with all interest accrued on the unpaid principal amount of this Original Discount Senior Secured Convertible Promissory Note (this “Note”) from time to time, in each case, on the dates, in the amounts and in the manner set forth in this Note.

This Note is issued pursuant to that certain Note Purchase Agreement, dated as of April 17, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among the Borrower, the Investors from time to time party thereto and the Investor Representative, and is subject to, and incorporates, the provisions of the Purchase Agreement.

This Note is secured by that certain Security Agreement, dated as of October 24, 2024, as amended by that certain first amendment thereto, dated as of April 17, 2025 (as further amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by each Note Party in favor of the Investor Representative.

The following is a statement of the rights of the Holder and the terms and conditions to which this Note is subject, and to which the Borrower and the Holder hereof, by the acceptance of this Note, agree:

1.       DEFINITIONS. Capitalized terms used herein have the meanings given to them in the Purchase Agreement. In addition, the following definitions shall apply for all purposes of this Note:

“Administrative Borrower” has the meaning set forth for such term in Section 12.11.

“Applicable Rate” means a rate equal to 12.0% per annum.

“Borrower” shall include, in addition to the Borrower identified in the opening paragraph of this Note, any Person that succeeds to any Borrower’s obligations under this Note, whether by permitted assignment, by merger or consolidation, operation of law or otherwise.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Borrower of any of its Equity Securities to another Person.

“Disqualified Stock” means any Equity Security, which, by its terms (or by the terms of any Equity Security or other equity interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or (ii) is redeemable at the option of the holder thereof, in whole or in part, (b) is convertible into or exchangeable at the option of the holder thereof for (i) debt securities or (ii) any Equity Securities referred to in (a) above or (c) is entitled to receive scheduled dividends or distributions in cash, in each case, prior to the earlier of (x) October 31, 2026 and (y) the date that is one year following the date on which the Obligations are repaid in full.

“Event of Default” has the meaning set forth in Section 5.1 hereof.

“Guarantor” means each Subsidiary of the Borrower, and any other Person or entity which guarantees all or any part of the Notes and/or the other obligations under the Transaction Documents.

“Guaranty” has the meaning set forth in the recitals hereof.

“Holder” has the meaning set forth in the opening paragraph of this Note.

“Indebtedness” means, as of any date, without duplication, all indebtedness and liabilities: (a) for borrowed money; (b) evidenced by bonds, debentures, notes, or other similar instruments or securities; (c) under letters of credit, bankers’ acceptances, cash collateral obligations, guarantee, surety, performance or appeals bonds or other similar instruments, in each case only to the extent drawn and outstanding, and any reimbursement obligations in respect thereof; (d) in respect of the deferred purchase price of any property, business, assets, or services (including seller notes, earn-out payments, purchase price adjustments (other than working capital adjustments), deferred compensation, any post-closing true-up obligations or similar obligations to the extent required to be reflected on the balance sheet of such Person prepared as of such date in accordance with GAAP), but excluding trade payables incurred or accrued in the ordinary course of business; (e) under any leases that are classified as, or are required to be classified as, finance or capital leases in accordance with GAAP or recorded as capital or finance leases, to the extent the capitalized amount thereof would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP (other than any such lease that was (or would have been) an operating lease under GAAP on December 31, 2018); (f) pursuant to hedging agreements; (g) in respect of debt, notes or other instruments that are convertible, exercisable or exchangeable for Equity Securities or voting securities; (h) that are secured, in whole or in part, by a Lien on property, whether or not the secured obligation is one that has been incurred by such Person; (i) in respect of Disqualified Stock and (j) in respect of guarantees of the types of indebtedness referred to in the foregoing clauses (a) through (i). However, “Indebtedness” shall not include letters of credit (to the extent undrawn). The amount of any obligation under any hedging agreement on any date shall be deemed to be the net termination amount thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (h) shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby.

“Investment” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Securities of another Person or the making of a capital contribution to another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person and/or (d) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

“Investor Representative” means (i) initially, Arena Investors, LP, in its capacity as collateral agent and representative for the Investors, and (ii) thereafter, its successors and permitted assigns in such capacity.

“Investor” means the Persons from time to time party to the Purchase Agreement as “Investors”, including the Holder.

“Lead Investor” means Arena Investors, LP.

“Liquidation” has the meaning set forth in the Charter.

“Lost Note Documentation” means documentation satisfactory to the Administrative Borrower with regard to a lost or stolen Note, including, if required by the Administrative Borrower, an affidavit of lost note and an indemnification agreement by the Holder in favor of the Borrower with respect to such lost or stolen Note.

“Maturity Date” means [●], 2026.

“Notes” means, collectively, this Note and each other Note issued under the Purchase Agreement.

“Note Party” means any Borrower and any Guarantor.

“Obligations” means all present and future indebtedness, obligations, and liabilities of each Note Party to the Investor Representative and the Investors arising under or in connection with this Note or any other Transaction Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 5.1(b). Without limiting the generality of the foregoing, the Obligations of each Note Party under the Transaction Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in any proceeding referred to in Section 5.1(b) or any other insolvency proceeding) to pay principal, interest, charges, expenses, fees, premiums, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Transaction Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that the Investor Representative (in its sole discretion) may elect to pay or advance on behalf of such Person.

“Outstanding Amount” means, as of any given date, the then-outstanding principal amount of this Note, plus all accrued and unpaid interest under this Note.

“Perfection Certificate” means a perfection certificate, in form and substance reasonably satisfactory to the Investor Representative, duly executed by each Note Party and delivered to the Investor Representative.

“Permitted Liens” has the meaning set forth for such term in the Security Agreement.

“Purchase Agreement” has the meaning set forth in the recitals hereof.

“Security Agreement” has the meaning set forth in the recitals hereof.

“Series C Preferred Shares” means the Series C Preferred Shares of the Borrower, as set forth in the Charter.

“Series C Preferred Shares Conversion Value” means $0.75 per Series C Preferred Share, as may be adjusted for stock splits, recapitalizations or other similar events.

2.    REPAYMENT OF NOTE.

2.1      Maturity Date. The Outstanding Amount, together with all other Obligations, shall be due and payable on the Maturity Date or, if earlier, on the date on which the Obligations are declared (or otherwise become) due and payable pursuant to the terms of this Note; provided, that if this Note has not been previously converted (as provided in Section 6.1 below), then on the Maturity Date, this Note shall be treated as provided in Section 6.2.

2.2      Interest.

(a)      Except as otherwise provided in clause (c) below, interest shall accrue on the unpaid principal amount of this Note at the Applicable Rate and shall be payable in cash in immediately available funds (i) on the last day of each month, commencing on April 30, 2025, and (ii) on the date of any payment of any principal amount of this Note (on the amount so paid).

(b)       Interest (i) shall begin to accrue on the date of this Note and shall continue to accrue on the outstanding principal amount of this Note, until this Note is repaid in full (or to the extent permitted hereunder, converted in full) and (ii) shall be computed on the basis of a year of 365/366 days, as applicable, for the actual number of days elapsed.

(c)       Automatically after the occurrence and during the continuance of any Event of Default under Section 5.1(a) or 5.1(b), or at the written election of the Investor Representative after the occurrence and during the continuance of any other Event of Default hereunder (which election may be made retroactively to the date on which the applicable Event of Default occurred), interest hereunder shall accrue (to the maximum extent not prohibited by applicable law) at a rate per annum equal to four percent (4.00%) per annum above the then-effective Applicable Rate (such rate, the “Default Rate”). Interest accrued at the Default Rate shall be payable in cash on demand.

2.3      Currency, Method of Payment, etc. All payments to be made by any Borrower or any other Note Party shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff, including any withholding for any taxes. All payments hereunder shall be made (a) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and (b) by wire transfer of immediately available funds to the Holder.

2.4       Status of the Holder. If the Holder is entitled to an exemption from, or reduction of, withholding tax with respect to payments made on this Note, it shall deliver to the Administrative Borrower, at the time or times reasonably requested by the Administrative Borrower, such properly completed and executed documentation reasonably requested by the Administrative Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Holder, if reasonably requested by the Administrative Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Administrative Borrower as will enable the Borrower to determine whether or not the Holder is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, if the Holder is a United States person within the meaning of Section 7701(a)(30) of the Code, shall deliver to the Administrative Borrower on or about the date hereof (and from time to time thereafter upon the reasonable request of the Administrative Borrower), an executed copy of IRS Form W-9 certifying that the Holder is exempt from U.S. federal backup withholding tax.

3.       PREPAYMENT. The Borrower may not prepay this Note in whole or in part at any time without the advance written consent of the Holder which may be withheld by the Holder for any reason or no reason. If any such consent is so provided, any such prepayment of principal shall be accompanied by payment of accrued and unpaid interest on the principal amount being repaid at such time.

4.      NOTES PARI PASSU; APPLICATION OF PAYMENTS.

4.1      Notes Pari Passu. Each of the notes issued under the Purchase Agreement (including this Note) (collectively, the “Purchased Notes”) shall rank equally without preference or priority of any kind over one another, and all payments and recoveries under any other Transaction Document payable on account of principal and interest on the Purchased Notes shall be paid and applied ratably and proportionately based on the relative Outstanding Amount of each such Purchased Note on such date.

4.2      Application of Payments. Subject to Section 6 below (to the extent applicable) and the foregoing provisions of this Section 4, all payments will be applied first to costs and expenses payable by the Borrower to the Investor Representative under the Transaction Documents, then to interest accrued under the Purchased Notes until the outstanding accrued and unpaid interest in respect of each of the Purchased Notes has been paid in full, and then to the repayment of principal of the Purchased Notes (including all principal outstanding hereunder) until all principal of the Purchased Notes (including all principal hereunder) has been paid in full.

5.      EVENTS OF DEFAULT; REMEDIES.

5.1       Events of Default. Each of the following events shall constitute an “Event of Default” hereunder:

(a)       If the Borrower fails to make any payment in respect of (i) any principal of this Note or any other Purchased Note on the applicable due date therefor (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or (ii) any interest on this Note or any other Purchased Note or any other amount payable hereunder or under any other Transaction Document within three (3) Business Days after the same becomes due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

(b)       (i) Borrower or any of its Subsidiaries (A) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (B) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (C) shall make a general assignment for the benefit of creditors, or (D) shall take any action to authorize or effect any of the actions set forth above in this subsection (i); or (ii) any proceeding shall be instituted against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(c)       Any Note Party breaches (or fails to perform or comply with) any obligation set forth in Article V of the Purchase Agreement, Section 9.2(a) hereof, Section 9.4(a) hereof, Section 9.9 hereof, Section 9.10 hereof or Section 10 hereof;

(d)       Any Note Party breaches (or fails to perform or comply with) any obligation under any Transaction Document (other than any covenant otherwise described in any other clause of this Section 5.1), and such breach or failure, if capable of being remedied, shall remain unremedied for three (3) days after the earlier of (a) the date on which any Note Party obtains knowledge of such breach or failure and (b) the date of receipt by the Administrative Borrower of written notice thereof by the Investor Representative or the Majority Investors;

(e)       The board of directors (or equivalent) or any holders of Equity Securities of any Note Party adopt a resolution for the liquidation, dissolution or winding up of the Borrower or any of its Subsidiaries;

(f)       The Security Agreement (or any other security document) after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected Lien in favor of the Investor Representative, with the priority required by the Security Agreement on, and security interest in, any of the Collateral (as defined in the Security Agreement) purported to be covered thereby;

(g)       Any action, suit, litigation or other proceeding affecting any Note Party or any of its properties is commenced before any court or other Governmental Authority or any arbitrator that (i) seeks monetary damages in excess of $75,000, (ii) if adversely determined, could reasonably be expected to have a Material Adverse Effect (as determined in Investor Representative’s sole and absolute discretion) or (iii) relates to any Transaction Document, or any transaction contemplated by any of the foregoing;

(h)       There is entered against the Borrower or any of its Subsidiaries one or more judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money in an aggregate amount exceeding $100,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 10 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not be in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(i)       Any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be in full force and effect or valid and binding on or enforceable against any Note Party intended to be a party thereto or any Note Party contests in writing the validity or enforceability of any provision of any Transaction Document or the validity or priority of a Lien as required by the Security Agreement on any of the Collateral or a proceeding shall be commenced by any Note Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof; or any Note Party denies in writing that it has any (or any further) liability or obligation under any Transaction Document, or purports in writing to revoke or rescind any Transaction Document (other than in accordance with its terms);

(j)       Any representation, warranty, certification or statement of fact made or deemed made by the Borrower or any of its Subsidiaries herein, in any other Transaction Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made (or, in the case of any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language, shall be incorrect in any respect when made or deemed made);

(k)      the Borrower or any of its Subsidiaries shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of Indebtedness (excluding Indebtedness evidenced by this Note and/or any other Purchased Note) having an aggregate amount outstanding in excess of $75,000, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

(l)       the Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting, or otherwise ceases to conduct for any reason whatsoever, all or any material part of its business for more than 15 days;

(m)     Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities by any Note Party;

(n)       The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

(o)       The indictment, or the threatened indictment of the Borrower or any of its Subsidiaries or any senior officer thereof under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against the Borrower or any of its Subsidiaries or any senior officer thereof, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;

(p)       An event or development occurs which has had, or could reasonably be expected to have, a Material Adverse Effect (as determined by the Investor Representative in its sole discretion); or

(q)       Any Note Party or any Subsidiary of any Note Party shall become an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company”, within the meaning of the Investment Company Act of 1940.

5.2       Remedies. Upon the occurrence of any Event of Default, the Outstanding Amount and all other Obligations shall (i) in the case of any Event of Default under Section 5.1(b) above, become immediately due and payable in full without further notice or demand by the Investor Representative or any other Person and (ii) in the case of any Event of Default other than under Section 5.1(b) above, become immediately due and payable in full upon written notice by the Investor Representative to the Administrative Borrower. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Investor Representative may exercise any other right, power, or remedy granted to it by this Note, the Security Agreement or any other Transaction Document or as otherwise permitted to it by law, either by suit in equity or by action at law, or both. No failure to exercise and no delay in exercising any right or remedy under this Note shall operate as a waiver thereof.

6.      CONVERSION OF NOTE.

6.1       Optional. If prior to the Maturity Date, the Majority Investors notify the Administrative Borrower in writing of their election to convert all of the Purchased Notes into Series C Preferred Shares, then the Administrative Borrower will (i) provide all Investors with three (3) calendar days’ notice of such election and (ii) within seven (7) days of the Administrative Borrower receiving notice of such election, cause the Outstanding Amount on all of the Purchased Notes as of the election/conversion date to automatically be converted into such number of Series C Preferred Shares equal to the Outstanding Amount on all of the Purchased Notes as of the election/conversion date divided by the Series C Preferred Shares Conversion Value.

6.2       Conversion on the Maturity Date or Liquidation. If the Outstanding Amount has not been previously repaid or converted pursuant to Section 6.1, then, effective upon the earlier of (i) the Maturity Date and (ii) immediately prior to the consummation of a Liquidation, the Holder may elect to (x) be paid the Outstanding Amount in cash or (y) convert the Outstanding Amount as of the conversion date into that number of Series C Preferred Shares equal to the Outstanding Amount on all of the Purchased Notes divided by the Series C Preferred Shares Conversion Value.

6.3        Delivery of Note and Equity Documents. In connection with a conversion pursuant to this Section 6, the Holder shall execute and deliver to the Borrower, in the event of a conversion pursuant to Sections 6.1 or 6.2, a joinder to the Shareholders Agreements and such other agreements as may be required of the holders of the Series C Preferred Shares generally; provided, however, if the Holder is already a holder of Series C Preferred Shares as of the date hereof, or becomes one prior to such conversion, then the Holder shall not be required to execute or deliver such documents, and in each case, the Holder shall deliver the original of this Note to the Administrative Borrower (or Lost Note Documentation where applicable).

6.4       Termination of Rights. All rights with respect to this Note shall terminate upon repayment and/or effective conversion of the Outstanding Amount as provided in Section 6.1 or 6.2 above. The Holder shall not be entitled to receive the shares issued upon conversion of this Note unless and until the Holder has executed the documentation pursuant to Section 6.3 and deliver to the Administrative Borrower this Note or Lost Note Documentation, as applicable.

7.     PROVISIONS RELATING TO EQUITY SECURITIES. This Note does not entitle the Holder to any voting rights or other rights as a stockholder of the Borrower, unless and until (and only to the extent that) this Note (a) is permitted to be converted into Equity Securities of the Borrower and (b) is actually converted into Equity Securities of the Borrower, in each case, in accordance with its terms. In the absence of conversion of this Note into Equity Securities of the Borrower, no provisions of this Note or any Transaction Document and no enumeration herein of the rights or privileges of the Holder shall cause the Holder to be a stockholder of the Borrower for any purpose.

8.     REPRESENTATIONS AND WARRANTIES OF THE BORROWER AND THE HOLDER. In order to induce (a) the Borrower and the Holder to enter into the Transaction Documents, (b) the Borrower to issue this Note to the Holder and (c) the Holder to purchase this Note from the Company, the Borrower and the Holder each have made representations and warranties to each other as set forth in the Purchase Agreement.

9.     AFFIRMATIVE COVENANTS.

9.1       Reporting Requirements. The Borrower will furnish to the Holder and the Investor Representative:

(a)       within 45 days (or in the case of the calendar quarter ended June 30, 2025, 90 days) after the end of each calendar quarter, commencing with the calendar quarter ended March 30, 2025, consolidated balance sheets, statements of operations and statements of cash flows of the Borrower and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding calendar year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (i) the financial statements for the immediately preceding calendar year and (ii) after the first delivery thereof hereunder, the projections delivered pursuant to Section 9.1(c), and certified by an officer of the Administrative Borrower as fairly presenting, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as of the end of such quarter and the consolidated results of operations and cash flows of the Borrower and its Subsidiaries for such quarter and for such year-to-date period, in accordance with GAAP, subject to the absence of footnotes and normal year-end adjustments;

(b)       within 120 days after the end of each calendar year, commencing with the calendar year ended December 31, 2025, consolidated balance sheets, statements of operations and retained earnings and statements of cash flows of the Borrower and its Subsidiaries as at the end of such calendar year, in accordance with GAAP, accompanied by (i) a report thereon of independent certified public accountants of recognized national standing selected by the Administrative Borrower and reasonably satisfactory to the Investor Representative, which report shall be unqualified as to going concern and scope of audit (other than solely with respect to, or resulting solely from an upcoming maturity date under the Notes occurring within one year from the time such report is delivered), and shall state that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of operations and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (ii) an officer’s certificate confirming that there have been no changes to the information contained the Perfection Certificate most recently delivered hereunder (or under the Purchase Agreement, as applicable) and/or attaching an updated Perfection Certificate identifying any such changes to the information contained therein;

(c)       not later than December 31st of each calendar year, commencing with the calendar year ended December 31, 2025, a certificate of an officer of the Administrative Borrower (A) attaching projections for the Borrower and its Subsidiaries, and if applicable, supplementing and superseding the projections previously required to be delivered pursuant to this Note, prepared on a monthly basis for the immediately succeeding calendar year and (B) certifying that the projections were prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Holder that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material; and

(d)       promptly upon request, such other information concerning the condition or operations, financial or otherwise, of the Borrower and its Subsidiaries as the Holder may from time to time may reasonably request.

9.2       Notices. The Borrower shall deliver to the Holder (with a copy to the Investor Representative):

(a)        within 3 days after the occurrence of any Default or Event of Default, the written statement of a senior officer of the Administrative Borrower setting forth the details of such Default or Event of Default and the action which the affected Note Party (or the applicable Subsidiary) proposes to take with respect thereto;

(b)        not later than 5 days after service of process with respect thereto on the Borrower or any of its Subsidiaries, notice of each action, suit or proceeding before any court or other any entity, authority, agency, division or department exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government or other regulatory body or any arbitrator seeking damages in excess of $75,000 or which would reasonably be expected to have a Material Adverse Effect; or

(c)        within 3 days after the occurrence of any other matter or development that has had or could reasonably be expected to have a Material Adverse Effect, the written statement of a senior officer of the Administrative Borrower setting forth the details of such matter or development and the action which the affected Note Party proposes to take with respect thereto.

9.3       Taxes. The Borrower shall, and shall cause each of its Subsidiaries to, pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of taxes and similar claims imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent any such tax is being contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been established in accordance with GAAP.

9.4      Preservation of Existence. The Borrower shall, and shall cause each of its Subsidiaries to, (a) preserve, renew and maintain in full force and effect its legal existence under the laws  of the jurisdiction of its organization; and (b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business and maintain and operate such business in substantially the manner in which it is presently conducted and operated, except, in the case this Section 9.4(b), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

9.5       Maintenance of Properties. The Borrower shall, and shall cause each of its Subsidiaries to, maintain, preserve and protect all of the material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear, fire, casualty and/or condemnation excepted.

9.6       Compliance with Laws. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with the requirements of all applicable laws and all orders, writs, injunctions and decrees applicable to it or to its business or property.

9.7       Additional Note Parties; Collateral Security. Without limiting any prohibition on the making of Investments contained in Section 10.1 hereof, the Borrower shall cause:

(a)        each Subsidiary of any Note Party not in existence on the Closing Date, to execute and deliver to the Investor Representative promptly and in any event within 3 days after the formation or acquisition thereof, (A) a Guaranty, (B) a supplement to the Security Agreement, together with (1) certificates evidencing all of the Equity Securities of any Person owned by such Subsidiary required to be pledged under the terms of the Security Agreement, (2) undated stock powers for such Equity Securities executed in blank with signature guaranteed, and (3) such opinions of counsel as the Investor Representative may reasonably request, and (C) such other agreements, instruments, approvals or other documents reasonably requested by the Investor Representative in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by the Security Agreement or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Transaction Documents and that all property and assets of such Subsidiary shall become Collateral for the Secured Obligations (as defined in the Security Agreement); and

(b)       each owner of the Equity Securities of any such Subsidiary to execute and deliver promptly and in any event within 3 days after the formation or acquisition of such Subsidiary a Pledge Amendment (as defined in the Security Agreement), together with (i) certificates evidencing all of the Equity Securities of such Subsidiary required to be pledged under the terms of the Security Agreement, (ii) undated stock powers or other appropriate instruments of assignment for such Equity Securities executed in blank with signature guaranteed, (iii) such opinions of counsel as the Investor Representative may reasonably request and (iv) such other agreements, instruments, approvals or other documents requested by the Investor Representative.

(c)       Further Assurances. The Borrower shall, and shall cause each of its Subsidiaries to, take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Investor Representative may require from time to time in order (a) to carry out more effectively the purposes of this Note and the other Transaction Documents, (b) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Note Party and its Subsidiaries, (c) to establish and maintain the validity and effectiveness of any of the Transaction Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (d) to better assure, convey, grant, assign, transfer and confirm unto each the Investor Representative and/or the Investors the rights now or hereafter intended to be granted to it under this Note or any other Transaction Document.

9.8       Inspection Rights. The Borrower shall permit, and cause each of its Subsidiaries to permit, the agents and representatives of the Investor Representative at any time and from time to time during normal business hours, at the expense of the Borrower, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, the Borrower hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of the Investor Representative in accordance with this Section 9.9.

9.9       Maintenance of Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent, worker's compensation and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Investor Representative. All policies covering the Collateral are to be made payable to the Investor Representative for the benefit of the Investors, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Investor Representative may require to fully protect the Investors' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Investor Representative and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Investor Representative and such other Persons as the Investor Representative may designate from time to time, and shall provide for not less than 30 days' (10 days' in the case of non-payment) prior written notice to the Investor Representative of the exercise of any right of cancellation. If any Note Party or any Subsidiary of any Note Party fails to maintain such insurance, the Investor Representative may arrange for such insurance, but at the Borrower's expense and without any responsibility on the Investor Representative's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Investor Representative shall have the sole right, in the name of the Investors, any Note Party and/or any Subsidiary of any Note Party, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

10.	NEGATIVE COVENANTS.

10.1      Investments. No Borrower shall, or shall permit any of its Subsidiaries to, make or maintain any Investments except for:

(a)         Investments existing on the Closing Date that have been disclosed to the Investor Representative in writing prior to the Closing Date;

(b)         Investments in cash and cash equivalents;

(c)         Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(d)         Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(e)         Investments (including debt obligations and Equity Securities) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(f)          other Investments in an aggregate amount, as valued at cost at the time each such Investment is made, not exceeding $250,000; provided that immediately after giving effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing.

Notwithstanding the foregoing (or anything to the contrary contained herein (including Section 9.7) or in any other Transaction Document), no Borrower shall (or shall permit any of its Subsidiaries to) form or otherwise acquire any Subsidiary without the prior written consent of the Investor Representative.

10.2      Business of the Company. No Borrower shall, or shall permit any of its Subsidiaries to, engage in any material lines of business other than those substantially similar to those lines of business conducted by the Company on the date hereof or any business reasonably related, complementary or ancillary thereto.

10.3      Distributions. No Borrower shall, or shall permit any of its Subsidiaries to, declare or pay any dividends, or make any redemptions or repurchases of Equity Securities, distributions or withdrawals to the holders of its Equity Securities.

10.4      Maintenance of Assets. No Borrower shall, or shall permit any of its Subsidiaries to, Dispose of any of its assets (including by way of merger, consolidation, dissolution or liquidation) except:

(a)         Dispositions of inventory made in the ordinary course of its business;

(b)        Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, and Dispositions of property no longer used or useful in the conduct of the business of the Borrower or any of its Subsidiaries;

(c)         Dispositions of cash and cash equivalents in the ordinary course of business; (d) transfers of property subject to casualty and condemnation events;

(e)         Dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(f)          the surrender or waiver of contractual rights and leases and the settlement or waiver of contractual or litigation claims in the ordinary course of business;

(g)          other Dispositions; provided, (i) at the time of such Disposition, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the consideration paid to such Borrower or such Subsidiary, as applicable, for such Disposition shall not be less than the fair market value of the assets subject to such Disposition, shall be paid such Borrower or such Subsidiary, as applicable, at the time of such Disposition and shall be paid exclusively in cash, (iii) all of the net cash proceeds from such Disposition shall be, within 90 days from the date of receipt thereof, invested in other assets used or useful in the business of such Borrower or such Subsidiary, as applicable; and (iv) any Disposition incurred under this Section 10.4(g) shall not exceed, as valued at the time the agreement governing such Disposition is entered into, $1,000,000 taken together with any other such Disposition in the aggregate for any calendar year.

To the extent any Collateral is Disposed of as expressly permitted by this Section 10.4 to any Person other than a Borrower or any Affiliate of a Borrower, such Collateral shall be sold free and clear of the Liens created by the Transaction Documents and the Investor Representative shall be authorized to take and shall take any actions deemed necessary or appropriate in order to effect the foregoing, including for the avoidance of doubt, the release of any such Liens.

10.5       Fundamental Changes. No Borrower shall, or shall permit any of its Subsidiaries to, merge, dissolve, liquidate, consolidate or amalgamate with or into another Person, reorganize, recapitalize or reclassify its Equity Securities (including pursuant to a division) or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, in each case, without the prior written consent of the Investor Representative.

10.6        Liens. No Borrower shall, or shall permit any of its Subsidiaries to, (a) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, (b) sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Company as debtor, or (c) assign any accounts or other right to receive income (other than, in each case, in respect of Permitted Liens).

10.7        Indebtedness. Other than Indebtedness in respect of the Notes issued pursuant to the Purchase Agreement, no Borrower shall, or shall permit any of its Subsidiaries to, incur or permit to exist any Indebtedness greater than $100,000 in the aggregate without the prior written consent of the Investor Representative; provided that notwithstanding the foregoing, any incurrence of Indebtedness that constitutes an “Additional Financing” shall be subject to the provisions of Article VI of the Purchase Agreement.

10.8        Negative Pledge. No Borrower shall, or shall permit any of its Subsidiaries to, enter into (or otherwise permit to exist) any agreement which prohibits or limits the ability of the Company or any of its Subsidiaries to pledge or otherwise grant a security interest or otherwise create a Lien on any Collateral (as defined in the Security Agreement) without the prior written consent of the Investor Representative in its sole discretion; provided that the foregoing shall not apply to restrictions or conditions imposed by any Requirement of Law or any Transaction Document.

10.9       Issuance of Certain Equity Securities. The Borrower will not (a) authorize or issue any Equity Securities that rank senior in preference to the Series C Preferred Shares or (b) permit any of its Subsidiaries to issue any Equity Securities to any Person other than the Borrower or a wholly-owned Subsidiary of the Borrower.

10.10      Changes in Fiscal Year; Changes in Accounting Principles. No Borrower shall, or shall permit any of its Subsidiaries to, (a) end its fiscal year on any day other than December  31st, or (b) make any material change in tax or accounting methods or policies (other than as required by generally accepted accounting principles in the United States applied on a consistent basis or approved by the Company’s accountants).

10.11    Transactions with Affiliates. No Borrower shall, or shall permit any of its Subsidiaries to, enter into or conduct any transaction with any of its Affiliates, other than:

(a)         transactions that are no less favorable to such Borrower or such Subsidiary, as applicable, as such Borrower or such Subsidiary would obtain at the time in a comparable arm’s-length transaction with a Person that is not an Affiliate, so long as such transactions are fully disclosed to the Investor Representative prior to the consummation thereof;

(b)         the Transactions;

(c)         the issuance of Equity Securities by the Borrower to any officer, director, manager, employee or consultant of the Borrower or any of its Subsidiaries in connection with the Transactions;

(d)         transactions permitted under Section 10.3;

(e)         employment, bonus and severance arrangements between such Borrower or such Subsidiary and its officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(f)          the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries; and

(g)         transactions approved in writing by the Investor Representative in its sole discretion.

11.          APPOINTMENT OF ARENA INVESTORS, LP AS INVESTOR REPRESENTATIVE.

11.1      Appointment. The Holder, by its acceptance of this Note and the benefits of the other Transaction Documents, hereby designates Arena Investors, LP to act as Investor Representative on behalf of, and as agent for, the Holder as specified in this Note and the other Transaction Documents. Each Investor shall be deemed irrevocably to authorize Arena Investors, LP, in its capacity as Investor Representative, to take such action on its behalf under the provisions of this Note and/or any other Transaction Document and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Investor Representative by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Investor Representative may perform any of its duties hereunder by or through its agents or attorneys and shall not be responsible for the acts or omissions of any such agent or attorneys.

11.2        Nature of Duties. The Investor Representative shall have no duties or responsibilities except those expressly set forth in this Note and the other Transaction Documents to which it is a party. Neither the Investor Representative nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under this Note or any other Transaction Document or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, whether before or after an Event of Default, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Investor Representative shall be mechanical and administrative in nature; and nothing in this Note or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Investor Representative any obligations in respect of this Note or any other Transaction Document except as expressly set forth herein, and no implied obligations shall be read into this Note or any other Transaction Document against the Investor Representative. The permissive rights of the Investor Representative to take actions under this Note or the other Transaction Documents shall not be construed as a duty. Beyond the exercise of reasonable care in the custody of the collateral in its possession and the accounting of monies received by it in respect of the Collateral and/or the Secured Obligations, the Investor Representative will have no duty as to any collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Investor Representative will be deemed to have exercised reasonable care in the custody of the collateral in its possession if the collateral is accorded treatment substantially equal to that which it accords its own property, and the Investor Representative will not be liable or responsible for any loss or diminution in the value of any of the collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Investor Representative in good faith. The Investor Representative shall have no duty to file any financing statements, amendments thereto, continuation statements, intellectual property security agreements or any other agreement or instrument to perfect or maintain the perfection of the Investor Representative’s security interest in the Collateral. In no event shall the Investor Representative or any Investor be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Investor Representative or any Investor has been advised of the likelihood of such loss or damage and regardless of the form of action. The Investor Representative shall not be charged with knowledge of (A) any events or other information, or (B) any default or Event of Default unless a Responsible Officer of the Investor Representative shall have received written notice thereof.

11.3        Lack of Reliance on the Investor Representative. Independently and without reliance upon the Investor Representative, each Investor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and the other Note Parties in connection with such Investor’s investment in the Borrower and/or the other Note Parties, the creation and continuance of the Secured Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Borrower and the other Note Parties and the value of the Collateral from time to time, and the Investor Representative shall have no duty or responsibility, either initially or on a continuing basis, to provide any Investor with any credit, market or other information with respect thereto, whether coming into its possession before any Secured Obligations are incurred or at any time or times thereafter. The Investor Representative shall not be responsible to any Note Party, any Investor or any other Person for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Note or any other Transaction Document, or for the financial condition of any or all of the Note Parties or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Note or any other Transaction Document, or the financial condition of any or all of the Note Parties, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under this Note or any of the other Transaction Documents. The Investor Representative will not  be responsible for the existence, genuineness or value of any of the collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Note Party to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Investor Representative hereby disclaims any representation or warranty to the present and future Investors concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

11.4      Certain Rights of the Investor Representative.

(a)         The Investor Representative shall have the right on behalf of all of the Investors to take any action with respect to the Collateral permitted or required by the Transaction Documents. The Investor Representative may (but shall not be required to) request instructions from the Investors with respect to any material act or action (including failure to act) in connection with this Note or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of the Majority Investors; if such instructions are not provided despite the Investor Representative’s request therefor, the Investor Representative shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to indemnification satisfactory to the Investor Representative from the Investors in respect of actions to be taken by the Investor Representative; and the Investor Representative shall not incur liability to any Person by reason of so acting or refraining. Without limiting the foregoing, (i) no Investor shall have any right of action whatsoever against the Investor Representative as a result of the Investor Representative acting or refraining from acting hereunder in accordance with the terms of this Note or any other Transaction Document and (ii) the Investor Representative shall not be required to take any action that the Investor Representative believes (A) could reasonably be expected to expose it to personal liability unless it is indemnified to its satisfaction or (B) is contrary to this Note, the Transaction Documents or applicable law.

(b)         The Investor Representative shall be under no obligation to exercise any of the rights or powers vested in it by this Note or the other Transaction Documents at the request or direction of any Investors, pursuant to the provisions of such Transaction Document, unless (i) such Investors constitute the Majority Investors, and (ii) such Investors shall have offered, and if requested, provided to the Investor Representative security or indemnity (satisfactory to the Investor Representative in its sole and absolute discretion) against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.

(c)         Nothing in this Note or any other Transaction Document shall require the Investor Representative to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder.

(d)        Whether or not expressly provided for therein, when Arena Investors, LP acts as Investor Representative under any other Transaction Document, Arena Investors, LP shall be entitled to the rights, privileges, immunities and indemnities granted to the Investor Representative in this Note.

11.5      Reliance.

(a)        The Investor Representative shall be entitled to conclusively rely, and shall be fully protected in relying, upon any writing, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, resolution, statement, certificate, instrument, telex, teletype or facsimile message, cablegram, radiogram, judgment, or other paper or document or telephone  message, reasonably believed by it in good faith to be genuine signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Note and the other Transaction Documents and its duties hereunder and thereunder, upon advice of counsel selected by it (which may be counsel to the Note Parties or the Investors) and upon all other matters pertaining to this Note and the other Transaction Documents and its duties thereunder, upon advice of other experts reasonably selected by it in good faith. The Investor Representative may, at the joint and several expense of the Borrower, request, rely on and act in accordance with Officer’s Certificates and/or opinions of counsel, and shall incur no liability and shall be fully protected in acting or refraining from acting in accordance with such Officer’s Certificates and opinions of counsel.

(b)         Whenever the Investor Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Secured Obligations or the identity of the Investors, it may request that such information be furnished to it in writing by the Borrower, the other Note Parties or the Investors and shall be entitled to make such determination on the basis of the information so furnished and may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the foregoing (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Note Party, any Investor or any other Person as a result of such determination.

11.6      Expenses; Indemnification.

(a)         The Grantors shall be required to pay, jointly and severally, all fees and documented out-of-pocket costs and expenses incurred by Investor Representative in connection with the negotiation of this Note and the other Transaction Documents, the performance of its duties hereunder and thereunder, and the exercise of its rights and enforcement of its remedies hereunder, thereunder and/or under applicable law.

(b)        In addition to the payment of fees and reimbursement of expenses, the Borrower jointly and severally agrees to defend, indemnify, pay and hold harmless the Investor Representative, its officers, members, shareholders, partners, directors, trustees, employees, advisors (including attorneys, accountants and experts), representatives and agents and each of their respective successors and assigns and each Person who controls any of the foregoing (each, an “Indemnitee”), from and against any and all losses, liabilities or reasonable expenses, including reasonable fees and expenses of counsel, incurred by it arising out of or in connection with the acceptance or administration of its duties under this Note and the other Transaction Documents or in any way relating to or arising out of this Note or any other Transaction Document, including the reasonable costs and expenses of enforcing this Note and the Transaction Documents against any Borrower or any other Note Party (including this Section 11.6) and defending itself against any claim (whether asserted by any Borrower, any other Note Party, any Investor or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct.

(c)        To the extent that the Investor Representative is not reimbursed and indemnified by the Borrower and/or the other Note Parties, the Investors will jointly and severally reimburse and indemnify the Investor Representative, in proportion to their initially purchased respective principal amounts of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Investor Representative in performing its duties hereunder or under this Note or any other Transaction Document, or in any way relating to or arising out of this Note or any other Transaction Document except to the extent determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct. Prior to taking any action hereunder as Investor Representative, the Investor Representative may require each Investor to deposit with it sufficient sums as it determines in good faith is necessary to protect the Investor Representative for fees, costs and expenses associated with taking such action.

(d)         The provisions of this Section 11.6 shall survive termination of this Note, the repayment of the Obligations and any resignation or removal of the Investor Representative.

11.7      Resignation by the Investor Representative.

(a)        The Investor Representative may resign from the performance of all its functions and duties under this Note and the other Transaction Documents at any time by giving 30 days’ prior written notice to the Administrative Borrower and the Investors. Such resignation shall take effect upon the appointment of a successor Investor Representative pursuant to clauses (b) and (c) below.

(b)         Upon any such notice of resignation, Majority Investors (with the consent, so long as no Event of Default has occurred and is continuing, of the Administrative Borrower, which consent shall not be unreasonably withheld, conditioned or delayed) shall appoint a successor Investor Representative hereunder.

(c)         If a successor Investor Representative shall not have been so appointed within said thirty (30)-day period, the Administrative Borrower in consultation with the Investor Representative shall then appoint a successor Investor Representative who shall serve as Investor Representative until such time, if any, as the Majority Investors appoint a successor Investor Representative (with the consent, so long as no Event of Default has occurred and is continuing, of the Administrative Borrower, which consent shall not be unreasonably withheld, conditioned or delayed) as provided above. If a successor Investor Representative has not been appointed within such thirty (30)-day period, the Investor Representative may petition any court of competent jurisdiction or may interplead the Note Parties and the Investors in a proceeding for the appointment of a successor Investor Representative, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable jointly and severally by the Borrower promptly following written demand to the Administrative Borrower therefor. Upon the acceptance of any appointment as Investor Representative hereunder by a successor Investor Representative, such successor Investor Representative shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Investor Representative and the retiring Investor Representative shall be discharged from its duties and obligations under this Note and the other Transaction Documents. After any retiring Investor Representative’s resignation or removal hereunder as Investor Representative, the provisions of this Note shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Investor Representative.

(d)         Any corporation or association into which the Investor Representative may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Investor Representative is a party, will be and become the successor the Investor Representative under this Note and the other Transaction Documents and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

(e)         No Borrower, other Note Party, Investor or any other Person or Persons shall have the right to remove or replace Arena Investors, LP as the Investor Representative without the Investor Representative’s prior written consent (which consent shall be given or withheld in the Investor Representative’s sole discretion).

11.8      Rights with Respect to Collateral. Each Investor (other than Arena Investors, LP in its capacity as Investor Representative) agrees with all other Investors and the Investor Representative that it shall not, and shall not attempt to, (a) exercise any rights with respect to the Note Parties, the Collateral or the Investor Representative’s security interest in the Collateral, whether pursuant to this Note, any other Transaction Document, any other agreement, applicable law or otherwise (it being understood and agreed that any exercise of rights or remedies under the Transaction Documents shall be exercised exclusively by the Investor Representative (and not by any Holder or Investor or other Person)), or (b) take or institute any action against the Investor Representative or any of the other Investors in respect of the Collateral, the Transaction Documents or its rights under the Transaction Documents (other than any such action arising from the breach by the Investor Representative or any of the other Investors of its express obligations under this Note or any of the other Transaction Documents).

11.9      Force Majeure. The Investor Representative shall not be responsible or liable for any failure or delay in the performance of its agent-related obligations under this Note or any other Transaction Document arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

12.      GENERAL PROVISIONS.

12.1     Waivers. Except to the extent otherwise expressly provided for hereunder, the Borrower and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor in connection with the delivery, acceptance, performance, default or enforcement of this Note.

12.2      Transfer. Neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the prior written consent of (a) the Investor Representative and (b) so long as no Default or Event of Default has occurred and is continuing, the Administrative Borrower (which consent the Administrative Borrower may withhold in its sole discretion). Upon an assignment, conveyance, or transfer of Notes in accordance with this Section 12.2, the rights and obligations of the assigning, conveying, or transferring Holder will terminate (to the extent so assigned, conveyed or transferred) and the transferee will be bound by the terms of this Note as if a Holder. Subject to the foregoing, the rights and obligations of the Borrower, the Investors (including the Holder) and the Investor Representative under this Note and the other Transaction Documents shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

12.3      Governing Law; Jury Trial Waiver. This Note shall be governed by and construed under the internal laws of the State of Nevada as applied to agreements entered into and to be performed entirely within the State of New York. THE BORROWER AND EACH HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

12.4      Headings. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

12.5      Notices. All notices required or permitted to be given to a party pursuant to this Note shall be given in the manner set forth in the Purchase Agreement.

12.6      Amendments and Waivers. This Note may be amended, and any provisions under this Note may be waived, only with the written consent of the Borrower, the Majority Investors (which may, but shall not be required to, include the Holder of this Note) and the Investor Representative.

12.7      Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Note to the extent they are held to be unenforceable and the remainder of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

12.8      Counterparts. This Note may be executed in two (2) or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Note or the terms of this Note to produce or account for more than one (1) of such counterparts.

12.9      Payments Set Aside. To the extent that any payment by or on behalf of any Borrower or any other Note Party to the Holder, or the Holder exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Holder in its discretion with the consent of the Investor Representative) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any debtor relief law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) the Borrower jointly and severally agree to pay to the Holder upon demand any amount so recovered or repaid. The obligations of the Borrower under this Section 12.9 shall survive the payment in full of the Obligations and the termination of this Note.

12.10   Register. The Administrative Borrower or its agent shall maintain a register for the recordation in book entry form of the names and addresses of any Persons holding a beneficial interest in the right to hold this Note, and the principal amounts (and stated interest) of the Note owing to such Persons pursuant to the terms hereof from time to time (the “Register”). No assignment shall be effective unless it has been recorded in the Register as provided in this section. The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Holder and their respective successors and assigns shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a beneficial owner of the right to receive amounts hereunder for all purposes of this Note. The Register shall be available for inspection by the Investor Representative at any reasonable time and from time to time upon reasonable prior notice. The Register is intended to cause the extensions of credit to the Borrower under this Note to be at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury Regulations (or any other relevant or successor provisions of the Code or of such Treasury Regulations) and shall be interpreted and applied in a manner consistent with such intent. The Administrative Borrower shall deliver a copy of the Register to the Investor Representative upon request, upon which the Investor Representative is entitled to (but shall not be required to) conclusively rely.

12.11      Administrative Borrower; Joint and Several Liability of the Borrower.

(a)         The Borrower hereby irrevocably appoints VisitIQ Corp. as the borrowing agent and attorney-in-fact for the Borrower (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until the Investor Representative shall have received prior written notice signed by all of the Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. The Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to, and receive from, the Investor Representative and the Investors all notices under this Note and the other Transaction Documents and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to issue the Notes and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Note and the other Transaction Documents. It is understood that the handling of the Obligations and Collateral of the Borrower in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrower in order to utilize the collective borrowing powers of the Borrower in the most efficient and economical manner and at their request, and that neither the Investor Representative nor any Investor shall incur liability to the Borrower as a result hereof. The Borrower expects to derive benefit, directly or indirectly, from the handling of the Obligations and the Collateral in a combined fashion since the successful operation of the Borrower is dependent on the continued successful performance of the integrated group.

(b)        The Borrower hereby accepts liability hereunder and under the other Transaction Documents in consideration of the financial accommodations to be provided by the Investors under this Note and the other Transaction Documents, for the mutual benefit, directly and indirectly, of the Borrower and in consideration of the undertakings of liability for the Obligations. The Borrower, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a debtor, the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 12.11). If and to the extent that the Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, such failure shall constitute a direct and immediate default. Subject to the terms and conditions hereof, the Obligations of the Borrower under the provisions of this Section 12.11 constitute the absolute and unconditional, full recourse Obligations of the Borrower, enforceable against the Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Note, the other Transaction Documents, or any other circumstances whatsoever.

(c)         The provisions of this Section 12.11 are made for the benefit of the Investor Representative, the Investors and their successors and assigns, and may be enforced by them from time to time against the Borrower as often as occasion therefor may arise and without requirement on the part of the Investor Representative, the Investors or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against the Borrower or to exhaust any remedies available to it or them against the Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 12.11 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.

(d)      The Borrower hereby agrees that it shall not enforce any rights of contribution or subrogation with respect to any liability incurred hereunder or under any of the other Transaction Documents, or with respect to any payments made by it to the Investor Representative or the Investors with respect to any of the Obligations or any Collateral, until such time as all of the Obligations have been paid in full in cash. Any claim the Borrower may have against any other person with respect to any such payments is hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has caused this Senior Secured Convertible Promissory Note to be signed in its name as of the date first written above.

VISITIQ CORP., as a Borrower

By: ______________________________
Name: Vernon Hanzlik
Title: Chief Executive Officer

VISITIQ, LLC., as a Borrower

By:
Name: Vernon Hanzlik
Title: Chief Executive Officer

[Signature Page to Original Issue Discount Senior Secured Convertible Promissory Note]

AGREED AND ACKNOWLEDGED:

[●], as the Holder

By:
Name:
Title: Authorized Signatory

[Signature Page to Original Issue Discount Senior Secured Convertible Promissory Note]